International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

October 12, 2021


Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I hereby delegate to each of the following individuals, whose signatures appear below, to sign and file on behalf of Nickle Jaclyn LaMoreaux, an executive of IBM, any Securities and Exchange Commission forms or documents officer in connection with any transactions by Nickle Jaclyn LaMoreaux in IBM securities, including without limitation Form 3, Form 4, Form 5 under the Securities Exchange Act of 1934, or Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.
J. Bolognese     _________/s/ J. Bolognese_________________
J. Daly          _________/s/ J. Daly______________________
P.E. Dunkle Jr.  _________/s/ P.E. Dunkle Jr.______________
D. Glowienka     _________/s/ D. Glowienka_________________
R. Hayes         _________/s/ R. Hayes_____________________
M. Kandylas      _________/s/ M. Kandylas__________________
L. Lalli         _________/s/ L. Lalli_____________________
L. Mallardi      _________/s/ L. Mallardi__________________
J. Pomazal       _________/s/ J. Pomazal___________________
L. Sousa         _________/s/ L. Sousa_____________________

This authorization shall remain in effect for as long as Nickle Jaclyn LaMoreaux remains an executive officer of IBM.

                        Very truly yours,

              		/s/ Frank P. Sedlarcik
                        Frank P. Sedlarcik
           		Vice President,
			Assistant General Counsel and Secretary